UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2020

WNC Housing Tax Credit Fund VI, L.P., Series 13
 (Exact name of registrant as specified in its charter)

California	0-52841	20-2355224
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17782 Sky Park Circle, Irvine, CA              92614
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code: (714) 662-5565

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b) and (c).

A press release dated October 20, 2020 has been issued regarding the following information.

As of October 16, 2020, Melanie Wenk, the principal financial officer and principal accounting officer of the registrant, and Executive Vice President - Chief Financial Officer of WNC & Associates, Inc. and certain of its affiliates, resigned from those positions and assumed the office of Executive Vice President - Business Operations of WNC & Associates, Inc. and certain of its affiliates. As of October 16, 2020, Camille M. Longino assumed the offices of principal financial officer and principal accounting officer of the registrant, and the office of Senior Vice President - Chief Financial Officer of WNC & Associates, Inc. and certain of its affiliates.

Ms. Longino, age 61, has been employed by WNC & Associates, Inc. since February, 2020 as Senior Vice President – Accounting and Finance. Prior thereto, from 2016 to 2019, Ms. Longino was with Avanath Capital, Irvine, California, serving as Chief Operating Officer and Chief Financial Officer, and from 2004 to 2015, she was with C-III Capital, last serving as Vice President, Asset Management and Investor Reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WNC Housing Tax Credit Fund VI, L.P., Series 13

Dated: October 20, 2020	By:	/s/ MELANIE R. WENK
	Name:	Melanie R. Wenk
	Title:	Executive Vice President – Business Operations of WNC & Associates, Inc., Managing Member of General Partner of registrant